PRICING SUPPLEMENT NO. 54                                       Rule 424(b)(3)
DATED: October 21, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $5,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 10/24/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 10/23/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                Optional              Optional
                        Redemption              Repayment             Repayment
Redeemable On           Price(s)                Date(s)               Price(s)
-------------           -----------             ---------             ---------

N/A                     N/A                     N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.980%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                                  Maximum Interest Rate:

[_]         Commercial Paper Rate                     Minimum Interest Rate:

[_]         Federal Funds Rate                        Interest Reset Date(s):

[_]         Treasury Rate                             Interest Reset Period:

[_]         LIBOR Reuters                             Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                                Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-----------------------------------

*        April 24, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.